Exhibit 99.2

VECTREN ENERGY DELIVERY OF OHIO, LLC

FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2026

Contents

Page Number
Unaudited Financial Statements
Glossary	1
Balance Sheet	2
Statement of Income	3
Statement of Cash Flows	4
Statement of Changes in Member’s Equity	5
Notes to the Financial Statements	6-10

GLOSSARY

ASC	Accounting Standards Codification

ASU	Accounting Standards Update

CenterPoint Energy	CenterPoint Energy, Inc., and its subsidiaries

CEOH	Vectren Energy Delivery of Ohio, LLC, doing business as CenterPoint Energy Ohio, which converted its corporate structure from Vectren Energy Delivery of Ohio, Inc. to an Ohio limited liability company on June 13, 2022, formerly a wholly-owned subsidiary of Vectren, acquired by CERC on June 30, 2022.

CEP	Capital Expenditure Program

CERC	CERC Corp., together with its subsidiaries

CERC Corp.	CenterPoint Energy Resources Corp.

DRR	Distribution Replacement Rider

EEFR	Energy Efficiency Funding Rider

FASB	Financial Accounting Standards Board

GAAP	Generally Accepted Accounting Principles

IRS	Internal Revenue Service

NFGC	National Fuel Gas Company

PUCO	Public Utilities Commission of Ohio

TCJA	Tax reform legislation informally called the Tax Cuts and Jobs Act of 2017

Vectren	Vectren, LLC, and its subsidiaries, which converted its corporate structure from
Vectren Corporation to a limited liability company on June 30, 2022, a wholly-owned subsidiary of CenterPoint Energy, Inc. as of the merger date of February 1, 2019, and, after CERC Corp’s common control acquisition of CEOH from VUH on June 30,
2022, is held indirectly by CenterPoint Energy through Vectren Affiliated Utilities,
Inc.

VUH	Vectren Utility Holdings, LLC, which converted its corporate structure from Vectren
Utility Holdings, Inc. to a limited liability company on June 30, 2022, a wholly-
owned subsidiary of Vectren LLC

FINANCIAL STATEMENTS

VECTREN ENERGY DELIVERY OF OHIO, LLC

BALANCE SHEET

(Unaudited)

March 31, 2026
(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$1
Accounts receivable	67
Accrued unbilled revenues	29
Accounts and notes receivable - affiliated companies	53
Material and supplies	10
Other current assets	1

Total current assets	161

Property, Plant and Equipment, Net:
Property, plant and equipment	2,313
Less: accumulated depreciation & amortization	487

Property, plant and equipment, net	1,826

Other Assets:
Goodwill	219
Regulatory assets	358

Total other assets	577

Total Assets	$2,564

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$72
Accounts and notes payable - affiliated companies	34
Current maturities of long-term debt - affiliated companies	60
Taxes accrued	41
Customer deposits	5
Other current liabilities	3

Total current liabilities	215

Other Liabilities:
Deferred income taxes, net	203
Regulatory liabilities	320
Other liabilities	45

Total other liabilities	568

Long-term Debt:
Long-term debt - affiliated companies, net of current maturities	763

Total long-term debt, net	763

Commitments and Contingencies (Note 6)
Member’s Equity:
Member’s units (no par value)	—
Additional paid-in capital	931
Retained earnings	87

Total member’s equity	1,018

Total Liabilities and Member’s Equity	$2,564

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

STATEMENT OF INCOME

(Unaudited)

Three Months Ended March 31,
2026
(in millions)
Revenues:
Utility revenues	$97
Expenses:
Utility natural gas	4
Operation and maintenance	22
Depreciation & amortization	22
Taxes other than income taxes	15

Total	63

Operating Income	34

Other Income (Expense):
Interest expense	(7)
Other income (expense), net	1

Total	(6)
Income Before Income Taxes	28

Income tax expense	3

Net Income	$25

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

STATEMENT OF CASH FLOWS

(Unaudited)

Three Months Ended March 31,
2026
(in millions)
Cash Flows from Operating Activities:
Net income	$25
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	22
Deferred income taxes	3
Changes in other assets and liabilities:
Inventory	(1)
Accounts payable	(26)
Other current liabilities	(17)
Other non-current assets	16
Other non-current liabilities	(14)

Net cash provided by operating activities	8

Cash Flows from Investing Activities:
Capital expenditures	(43)
Increase in notes receivable - affiliated companies	(47)

Net cash used in investing activities	(90)

Cash Flows from Financing Activities:
Decrease in notes payable - affiliated companies	(29)
Proceeds from long-term debt - affiliated companies	60
Contribution from parent	60
Dividend to parent	(9)

Net cash provided by (used in) financing activities	82

Net Increase (Decrease) in Cash, Cash Equivalents	—

Cash, Cash Equivalents at Beginning of Period	1

Cash, Cash Equivalents at End of Period	$1

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO, LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

(Unaudited)

	Three Months Ended March 31,
	2026
	Units	Amount
	(in millions of dollars, except member’s units)
Member’s Units
Balance, beginning of period	100	$—

Balance, end of period	100	—

Additional Paid-In-Capital
Balance, beginning of period		871
Contribution from parent		60

Balance, end of period		931

Retained Earnings
Balance, beginning of period		71
Net income		25
Dividend to parent		(9)

Balance, end of period		87

Total Member’s Equity		$1,018

The accompanying notes are an integral part of these financial statements

VECTREN ENERGY DELIVERY OF OHIO,

LLC NOTES TO THE INTERIM FINANCIAL STATEMENTS

(1) Background and Basis of Presentation

Vectren Energy Delivery of Ohio, LLC (the “Company” or “CEOH”), is a public utility that provides energy delivery services to natural gas customers located near Dayton in west-central Ohio. The Company is a direct, wholly-owned subsidiary of CERC Corp. CERC Corp. is an indirect, wholly owned subsidiary of CenterPoint Energy, Inc. CERC Corp. is the sole member of the Company and owns 100% of the Company’s equity interests. The accompanying financial statements are prepared in conformity with GAAP.

On October 20, 2025, CERC Corp. entered into the Ohio Securities Purchase Agreement to sell all of the issued and outstanding equity interests in CEOH to NFGC. The purchase price is $2.62 billion, which is comprised of the following: (i) $1.42 billion in cash payable to CERC Corp. upon closing of the transaction, subject to adjustments as set forth in the Ohio Securities Purchase Agreement, including adjustments based on net working capital, regulatory assets and liabilities and capital expenditures at closing of the transaction; and (ii) a 364-day seller promissory note, in the original principal amount of $1.2 billion, to be issued by NFGC at the closing of the transaction and payable to CERC Corp. as provided by the terms and conditions of the Seller Note Agreement. The transaction is expected to close in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) completion of a notice filing and review with the PUCO; and (iii) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties with their respective obligations under the Ohio Securities Purchase Agreement. The transaction is not subject to a financing condition and will not close prior to October 1, 2026 without the consent of CERC Corp. As of March 31, 2026, the assets included approximately 6,000 miles of transmission and distribution pipeline in Ohio serving approximately 337,000 metered customers. A filing was made on January 9, 2026, notifying the PUCO of the execution of the Ohio Securities Purchase Agreement. PUCO Staff filed comments on May 4, 2026 and recommended imposing certain conditions on the transaction as part of its approval. The case is still pending.

(2) Accounting Policies and Recent Accounting Pronouncements

There have been no material changes in our significant accounting policies from those described in our financial statements as of and for the year ended December 31, 2025.

Recent Accounting Pronouncements

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). This ASU modernizes the accounting for software costs to adapt to an incremental and iterative software development method. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and may be applied using a prospective, modified prospective or retrospective transition approach. The Company is currently evaluating the impact of this ASU on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures (“ASU 2024-03”). This ASU improves disclosure of a public business entity’s expense by requiring disaggregated disclosure of expenses in commonly presented expense captions. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

(3) Regulatory Assets and Liabilities

The following is a list of regulatory assets and liabilities reflected on the Company’s Balance Sheet as of the periods presented:

March 31, 2026
(in millions)
Regulatory Assets:
Future amounts recoverable from ratepayers related to:
Benefit obligations	$1
Asset retirement obligation	2
Net deferred income taxes	8

Total future amounts recoverable from ratepayers	11

Amounts deferred for future recovery related to:
Infrastructure recovery mechanisms	51
Other regulatory assets	—

Total amounts deferred for future recovery	51

Amounts currently recovered through customer rates related to:
Infrastructure recovery mechanisms	288
Other regulatory assets	8

Total amounts recovered in customer rates	296

Total Regulatory Assets	$358

Regulatory Liabilities:
Regulatory liabilities related to TCJA	$45
Estimated removal costs	265
Other regulatory liabilities	10

Total Regulatory Liabilities	$320

Of the $296 million currently being recovered in rates charged to customers, $288 million is earning a return. The weighted average recovery period of regulatory assets currently being recovered in base rates, not earning a return, which totals $8 million, is 2 years. These regulatory assets are being recovered through periodic recovery mechanisms. The Company has rate orders for all deferred costs not yet in rates and therefore believes future recovery is probable.

For further information about the Company’s regulatory matters, see Note 7.

(4) Transactions with Affiliates

Support Services

Affiliates of CenterPoint Energy provide corporate and general and administrative services to the Company and allocate certain costs to the Company. The costs of services have been charged directly to the Company using methods that management believes are reasonable. These methods include usage rates, dedicated asset assignment and proportionate corporate formulas based on operating expenses, assets, gross margin, employees and a composite of assets, gross margin and employees. Affiliates of CenterPoint Energy provide certain services to the Company, including geographic services and other miscellaneous services. These services are billed at actual cost, either directly or as an allocation. These charges are not necessarily indicative of what would have been incurred had CenterPoint Energy’s subsidiaries not been affiliates. Amounts owed for support services at March 31, 2026 are included in Accounts and notes payable - affiliated companies on the Company’s Balance Sheet.

Amounts charged for these services, before considering amounts subject to capitalization, includes the following for the periods presented, which are included primarily in Operation and maintenance expenses the Company’s Statement of Income:

Three Months Ended March 31,
2026
(in millions)
Corporate service charges	$12
Affiliate service charges	3

Cash Management Arrangements

The Company participates in CERC’s money pool through which they can borrow or invest on a short-term basis. As of March 31, 2026 the Company had a net investment in the CERC money pool of $47 million at a weighted average interest rate of 3.74%, included in Accounts and notes receivable - affiliated companies on the Company’s Balance Sheet.

Income Taxes

The Company does not file federal or state income tax returns separate from those filed by CERC or CenterPoint Energy. CERC is included in CenterPoint Energy’s U.S. federal consolidated income tax return. CERC and/or certain of its subsidiaries are also included in various unitary or consolidated state income tax returns with CenterPoint Energy. In other state jurisdictions, CERC and certain subsidiaries continue to file separate state tax returns. Pursuant to a tax sharing agreement and for financial reporting purposes, the Company records income taxes on a separate company basis. The Company’s allocated share of tax effects resulting from it being a part of CERC’s consolidated tax group are recorded at CERC. Current taxes payable or receivable are settled with CERC in cash quarterly and after filing the consolidated federal and state income tax returns. As of March 31, 2026 , the Company had an income tax payable to CERC of $10 million which is included in Taxes accrued in the Company’s Balance Sheet. The Company did not remit or receive any federal or state income tax payments or refunds during the three months ended March 31, 2026.

The Company reported the following effective tax rates:

Three Months Ended March 31,
2026
Effective tax rate (1)	11%

The Company has no unrecognized tax benefits as of March 31, 2026.

Tax Audits and Settlements. CenterPoint Energy files a consolidated federal income tax return that includes results from the Company’s parent, CERC Corp. and its subsidiaries, including the Company. Certain subsidiaries of CenterPoint Energy, including CERC Corp., file state income tax returns in various jurisdictions. Tax years through 2023 have been audited and settled with the IRS for CenterPoint Energy. For the tax years 2024, 2025 and 2026 CenterPoint Energy and its subsidiaries are participants in the IRS’s Compliance Assurance Process.

(5) Borrowing Arrangements and Other Financing Transactions

Debt Transactions

Debt Issuances. In January 2026, the Company issued a $60 million 4.33% Promissory Note due 2031 payable to CERC Corp. Total gross and net proceeds were $60 million, which was used to pay down money pool borrowings.

Money Pool Arrangements. The Company participates in a money pool through which it can borrow or invest on a short-term basis. For further information, see Note 4.

(6) Commitments and Contingencies

(a) Purchase Obligations

Commitments include minimum purchase obligations related to natural gas transportation contracts that do not meet the definition of a derivative.

As of March 31, 2026, the Company had the following undiscounted minimum purchase obligations:

Natural Gas Transportation
(in millions)
Remainder of 2026	$50
2027	43
2028	43
2029	43
2030	43
Thereafter	14

Total	$236

(b) Other Proceedings

The Company is involved in other legal, environmental, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. From time to time, the Company is also a defendant in legal proceedings with respect to claims brought by various plaintiffs against broad groups of participants in the energy industry. Some of these proceedings involve substantial amounts. The Company regularly analyzes current information and, as necessary, provides accruals for probable and reasonably estimable liabilities on the eventual disposition of these matters. The Company does not expect the disposition of these matters to have a material adverse effect on its financial condition, results of operations or cash flows.

(7) Regulatory Matters

Rate Change Applications

The Company is routinely involved in rate change applications before the state regulatory authority. Those applications include general rate cases, where the entire cost of service of the utility is assessed and reset. In addition, the Company is periodically involved in proceedings in Ohio to adjust its capital tracking mechanisms (e.g. DRR, CEP) and their energy efficiency cost trackers (e.g. EEFR).

The table below reflects significant applications pending or completed during the three months ended March 31, 2026:

Mechanism	Annual Increase (1) (in millions)	Filing Date	Effective Date	Approval Date	Additional Information
CEP	$12	March 2026	TBD	TBD	Requested an increase of $98 million to rate base for investments made in 2025, which reflects an $11.7 million annual increase in current revenues. A change in (over)/under-recovery variance of $(0.9) million is also included in rates. PUCO selected Blue Ridge Auditing Services, LLC to conduct the audit. An audit report (unredacted) is expected to be filed under seal by PUCO staff on June 30, 2026. CEOH plans to file any proposed redactions to the final audit report by July 7, 2026. The final audit report is expected to be filed with any necessary redactions by PUCO staff on July 8, 2026.
DRR	$10	May 2026	TBD	TBD	Requested an increase of $67 million to rate base for investments made in 2025, which reflects a $9.5 million annual increase in current revenues. A change in (over)/under-recovery variance of $(3.0) million annually is also included in rates.

(1)	Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates.

(8) Fair Value Measurements

Certain methods and assumptions must be used to estimate the fair value of financial instruments. The fair value of the Company’s long-term debt is considered a Level 2 fair value measurement and was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments with similar characteristics. The carrying values and estimated fair values of the Company’s long-term debt, including current maturities, were $823 million and

$784 million at March 31, 2026. Because of the maturity dates of cash and cash equivalents, those carrying amounts approximate fair value. Additionally, accounts receivable and accounts payable carrying amounts approximate fair value. Because of the inherent difficulty of estimating interest rate and other market risks, the methods used to estimate fair value may not always be indicative of actual realizable value, and different methodologies could produce different fair value estimates at the reporting date.

(9) Supplemental Cash Flow Information

The table below provides supplemental disclosure of cash flow information:

Three Months Ended March 31,
2026
(in millions)
Cash Payments:
Interest, net of capitalized interest	$9
Non-cash transactions:
Accounts payable related to capital expenditures	$2

(10) Subsequent Events

Management performs a review of subsequent events for any events occurring after the balance sheet date but prior to the date the financial statements are issued. The Company’s management has performed a review of subsequent events through May 8, 2026, the date the financial statements were issued.